Exhibit 99.1

News Release

FOR RELEASE:		CONTACT:
Date:	January 31, 2011	Bryanne Salmon
Time:	8:00 am Eastern	Tel. (781) 356-9613
bsalmon@haemonetics.com
Haemonetics Reports Third Quarter of Fiscal 11
Revenues are $177 million, up 7% and Adjusted Earnings per Share are $0.89, up 23%
Braintree, MA, January 31, 2011 — Haemonetics Corporation (NYSE: HAE) today reported GAAP net revenues of $176.8 million, up 7%, net income of $19.7 million, up 8%, and earnings per share of $0.77, up 10%. Excluding transformation costs in fiscal 11, adjusted third quarter net income was $22.6 million, up 21%, and adjusted earnings per share was $0.89, up 23%. In constant currency, revenue was up 6%, adjusted net income was up 21%, and adjusted earnings per share were up 23%. 1
Year to date, Haemonetics reported GAAP net revenues of $506.7 million, up 6%, net income of $59.0 million, up 8%, and earnings per share of $2.32, up 11%. Excluding transformation costs and contingent consideration income in fiscal 11, adjusted year to date net income was $61.8 million, up 13%, and adjusted earnings per share was $2.42, up 16%. In constant currency, revenue was up 7%, adjusted net income was up 20% and adjusted earnings per share were up 23%. 1
Revenue growth from acquisitions was 4% in Q3 and 5% year to date.
In addition to revenue and earnings growth, in the quarter Haemonetics reported adjusted gross margin of 52.9%, up 120 basis points, and adjusted operating margin of 18.3%, up 240 basis points. The Company’s adjusted operating expenses were $61.2 million, up $2.0 million from levels in Q3 of fiscal 10. Adjusted operating expenses, which include $5 million in the quarter related to recent acquisitions, were lower than expected due to delays in hiring and initiating certain third party programs. 1
The Company narrowed its full year guidance for revenue growth from 6-9% to 6-7% and for adjusted earnings per share from a range of $3.18 to $3.28 to a range of $3.20 to $3.28. 1 In addition, the Company raised its guidance for annual free cash flow before cash transformation costs, from $85 million to greater than $90 million.
Brian Concannon, Haemonetics’ President and CEO, said “I continue to be encouraged by the positive momentum in our business and the excellent operating discipline which has driven strong earnings performance, both in the quarter and year to date. The return to growth in our commercial plasma business is also very encouraging and the sequential growth rates tell the story of a real recovery in demand for our plasma products, which we expect to continue in fiscal 12.”
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following highlights:
•	In the quarter, average weekly plasma shipments were up 17% from the low point in the recent plasma downturn which occurred in Q4 of fiscal 10.

•	47 additional IMPACT™ customers in Q3 fiscal 11 bringing the total number of IMPACT customers to 165, driving accelerated revenue growth in key product lines evidenced by a 21% Q3 growth rate for TEG® Thrombelastograph® Hemostasis Analyzer disposables.

•	Platelets grew 3% in the quarter and 5% year to date, reflecting strong double digit growth in the Company’s emerging markets business units.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
•	In the quarter, equipment revenue grew 16% year over year. Equipment sales are a leading indicator of disposables revenue.

•	The Global Med acquisition integration is proceeding well against its planned schedule and operating income targets.
Mr. Concannon added “We’ve made great progress in adding IMPACT accounts and these accounts are generating significantly higher growth rates as they implement a differentiated approach to blood management. I remain confident in our ability to achieve our full year target of 175 IMPACT accounts by fiscal year end.”
As noted, Haemonetics’ third quarter fiscal 11 reported revenues were $176.8 million, up 7%. Reported revenues break down as follows:
Plasma disposables revenue was $59.8 million for the quarter, up 1%, and $172.2 million year to date, down 3%. Average weekly shipments of plasma disposables in the quarter were up 17% from the level of average daily shipments in Q4 of fiscal 10, which was the low point of the recent plasma downturn. Haemonetics expects its plasma business to return to high single digit growth in Q4 as we compare to a 14 week fiscal period in Q4 of fiscal 10, with full year Plasma revenue growth expected in a range of 0-2%.
Platelet disposables revenue was $41.1 million for the quarter, up 3%, and $117.1 million year to date, up 5%. The platelet business benefited from strong sales in our emerging markets. Haemonetics expects full year Platelet revenue growth of 1-3%.
Red cell disposables revenue was $11.7 million for the quarter, down 3%, and $34.3 million year to date, also down 3%. Revenue declined due to decreased demand for red cells as a result of declining surgical volumes. Haemonetics expects full year Red Cell disposable revenues within a range of a 3- 5% decrease.
Surgical disposables revenue was $17.1 million for the quarter, down 4%, and $49.5 million year to date, down 5%. The surgical business was also adversely impacted by trends in surgical volumes. Haemonetics expects full year surgical disposables revenues to decline approximately 5%.
OrthoPAT® orthopedic perioperative autotransfusion system disposables revenue was $9.2 million for the quarter, down 6%, and $26.5 million year to date down 2%. OrthoPAT sales to IMPACT accounts grew by 19% in the quarter and 30% year to date. Haemonetics expects full year OrthoPAT disposables revenues within a range of a 1- 5% decrease.
Diagnostic disposables revenue was $5.2 million for the quarter, up 21%, and $14.6 million year to date, up 23%. Revenues related to the TEG Thrombelastograph Hemostasis Analyzer business are accelerating driven by the Company’s IMPACT accounts. Haemonetics expects full year revenue growth of approximately 25%.
Software Solutions revenue was $16.6 million for the quarter, up 101%, and $49.2 million year to date, up 90%. Software Solutions growth was primarily impacted by our Global Med acquisition. Organic software growth was 14% in the quarter and 6% year to date. Haemonetics expects full year revenue growth of approximately 95%.
Equipment and Other revenue was $16.1 million for the quarter, up 16%, and $43.3 million year to date, up 22%. Year to date equipment growth was impacted by the SEBRA® acquisition. Organic equipment growth year to date was 14%. Haemonetics expects full year revenue growth of 5-8% as we compare to Q4 fiscal 10 Equipment and Other sales of $18.8 million which included $2.5 million of one-time royalty revenue.
In the quarter, North American sales were up 6%, European sales were up 10%, Japanese sales were down 3%, and Asian sales were up 22%. Year to date, North American sales were up 6%, European sales were up 6%, Japanese sales were up 1% and Asian sales were up 26%.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
CONFERENCE CALL
Haemonetics will host a webcast on Monday, January 31st at 10:00am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=3643178
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, that affect Haemonetics or our customers, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

[1]	A reconciliation of GAAP to adjusted and constant currency financial results is included at the end of the financial sections of this press release as well as on the web at http://phx.corporate-ir.net/phoenix.zhtml?c=72118&p=irol-news&nyo=0. During the third quarter of fiscal 11 Haemonetics incurred $3.7 million in pre-tax transformation and integration costs. Year to date Haemonetics incurred $6.6 million in pre-tax transformation and integration costs and realized $1.9 million in contingent consideration income. Haemonetics incurred $0.5 million of costs to consummate the acquisition of Global Med in the third quarter of fiscal 10. Haemonetics incurred no transformation and integration costs nor did the Company realize any contingent consideration income through the third quarter of fiscal 10.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Third Quarter of FY11 and FY10

	1/1/2011	12/26/2009	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
NET REVENUES	$176,789	$165,169	7.0%
Gross profit	93,490	85,447	9.4%

R&D	7,996	6,461	23.8%
S,G&A	56,935	53,151	7.1%

Operating expenses	64,931	59,612	8.9%

Operating income	28,559	25,835	10.5%
Interest expense, net	(20)	(192)	(89.6%)
Other expense, net	(565)	(266)	112.3%

Income before taxes	27,974	25,377	10.2%

Tax expense	8,240	7,091	16.2%

NET INCOME	$19,734	$18,286	7.9%

Net income per common share assuming dilution	$0.77	$0.71	9.5%

Weighted average number of shares
Basic	24,973	25,289
Diluted	25,517	25,907

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	52.9%	51.7%	1.2%
R&D	4.5%	3.9%	0.6%
S,G&A	32.2%	32.2%	0.0%
Operating income	16.2%	15.6%	0.6%
Income before taxes	15.8%	15.4%	0.5%
Net income	11.2%	11.1%	0.1%

Consolidated Statements of Income for the First Nine Months of FY11 and FY10

	1/1/2011	12/26/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$506,661	$476,326	6.4%
Gross profit	267,708	249,357	7.4%

R&D	23,870	19,714	21.1%
S,G&A	164,078	150,459	9.1%
Contingent consideration income	(1,894)	—	—

Operating expenses	186,054	170,173	9.3%

Operating income	81,654	79,184	3.1%
Interest income/(expense), net	400	(413)	(196.9%)
Other expense, net	(544)	(1,389)	(60.9%)

Income before taxes	81,510	77,382	5.3%

Tax expense	22,518	22,973	(2.0%)

NET INCOME	$58,992	$54,409	8.4%

Net income per common share assuming dilution	$2.32	$2.08	11.2%

Weighted average number of shares
Basic	24,933	25,544
Diluted	25,477	26,150

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	52.8%	52.4%	0.4%
R&D	4.7%	4.1%	0.6%
S,G&A	32.4%	31.6%	0.8%
Operating income	16.1%	16.6%	(0.5%)
Income before taxes	16.1%	16.2%	(0.1%)
Net income	11.6%	11.4%	0.2%

Revenue Analysis for the Third Quarter and Year-To-Date FY11 and FY10

	Third Quarter
	1/1/2011	12/26/2009	%Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$79,844	$74,997	6.5%
International	$96,945	$90,172	7.5%

Net revenues	$176,789	$165,169	7.0%

Disposable revenues

Plasma disposables	$59,814	$59,177	1.1%

Blood bank disposables
Platelet	$41,057	$39,793	3.2%
Red cell	$11,676	$12,022	(2.9%)

	$52,732	$51,815	1.8%

Hospital disposables
Surgical	$17,117	$17,864	(4.2%)
OrthoPAT	$9,248	$9,864	(6.2%)
Diagnostics	$5,220	$4,331	20.5%

	$31,584	$32,059	(1.5%)

Subtotal	$144,130	$143,051	0.8%

Software solutions	$16,571	$8,256	100.7%
Equipment & other	$16,088	$13,862	16.1%

Net revenues	$176,789	$165,169	7.0%

	Nine Months Ended
	1/1/2011	12/26/2009	%Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$237,893	$225,223	5.6%
International	$268,768	$251,103	7.0%

Net revenues	$506,661	$476,326	6.4%

Disposable revenues

Plasma disposables	$172,245	$177,469	(2.9%)

Blood bank disposables
Platelet	$117,120	$111,350	5.2%
Red cell	$34,284	$35,285	(2.8%)

	$151,404	$146,635	3.3%

Hospital disposables
Surgical	$49,479	$51,920	(4.7%)
OrthoPAT	$26,486	$27,126	(2.4%)
Diagnostics	$14,575	$11,888	22.6%

	$90,540	$90,934	(0.4%)

Subtotal	$414,189	$415,038	(0.2%)

Software solutions	$49,155	$25,810	90.4%
Equipment & other	$43,317	$35,478	22.1%

Net revenues	$506,661	$476,326	6.4%

Consolidated Balance Sheets

	Period ending
	1/1/11	4/3/10
Assets
Cash & cash equivalents	$169,538	$141,562
Accounts receivable, net	120,373	118,684
Inventories, net	81,915	79,953
Other current assets	34,191	45,944

Total current assets	406,017	386,143
Net PP&E	156,116	153,298
Other assets	221,256	221,219

Total assets	$783,389	$760,660

	Period ending
	1/1/11	4/3/10
Liabilities & Stockholders’ Equity
S/T debt & current maturities	$8,244	$16,062
Other current liabilities	97,286	120,435

Total current liabilities	105,530	136,497
Long-term debt	4,194	4,589
Other long-term liabilities	25,141	26,450
Stockholders’ equity	648,524	593,124

Total liabilities & equity	$783,389	$760,660

Free Cash Flow Reconciliation

	Three Months Ended
	1/1/11	12/26/09

GAAP cash flow from operations	$48,193	$32,502

Capital expenditures	(10,898)	(11,996)
Proceeds from sale of property, plant and equipment	72	227

Net investment in property, plant and equipment	(10,826)	(11,769)

Free cash flow after transformation and deal costs	$37,367	$20,733

Transformation and deal costs	2,962	—

	2,962	—

Free cash flow before transformation and deal costs	$40,329	$20,733

	Nine Months Ended
	1/1/11	12/26/09

GAAP cash flow from operations	$92,479	$93,981

Capital expenditures	(34,986)	(44,876)
Proceeds from sale of property, plant and equipment	334	610

Net investment in property, plant and equipment	(34,652)	(44,266)

Free cash flow	$57,827	$49,715

Transformation and deal costs	9,345	—
Global Med employment contracts	2,122	—

	11,467	—

Free cash flow before transformation and deal costs	$69,294	$49,715

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and deal integration costs from our GAAP expenses. Our restructuring is related to the integration of Global Med Technologies and the repositioning of our sales force. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY11 and FY10

	01/01/11	12/26/09
Non-GAAP gross profit
GAAP gross profit	$93,490	$85,447
Restructuring costs	—	—

Non-GAAP gross profit	$93,490	$85,447

Non-GAAP S,G&A
GAAP S,G&A	$56,935	$53,151
Restructuring, deal integration and closing costs	(3,735)	(450)

Non-GAAP S,G&A	$53,200	$52,701

Non-GAAP operating expenses
GAAP operating expenses	$64,931	$59,612
Restructuring, deal integration and closing costs	(3,735)	(450)
Non-GAAP operating expenses	$61,196	$59,162

Non-GAAP operating income
GAAP operating income	$28,559	$25,835
Restructuring, deal integration and closing costs	3,735	450
Non-GAAP operating income	$32,294	$26,285

Non-GAAP income before taxes
GAAP income before taxes	$27,974	$25,377
Restructuring, deal integration and closing costs	3,735	450
Non-GAAP income before taxes	$31,709	$25,827

Non-GAAP net income
GAAP net income	$19,734	$18,286
Restructuring, deal integration and closing costs	3,735	450
Tax benefit associated with non-GAAP items	(873)	(110)

Non-GAAP net income	$22,596	$18,626

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.77	$0.71
Non-GAAP items after tax per common share assuming dilution	$0.12	$0.01

Non-GAAP net income per common share assuming dilution	$0.89	$0.72

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchanage rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$176,789	$165,169
Foreign currency effects	(13,369)	(11,157)

Non-GAAP revenue — constant currency	$163,420	$154,012

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and deal integration costs	$22,596	$18,626
Foreign currency effects	(5,541)	(4,504)
Income tax associated with foreign currency effects	1,590	1,256

Non-GAAP net income — constant currency	18,645	15,378

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and deal integration costs	$0.89	$0.72

Foreign currency effects after tax per common share assuming dilution	($0.16)	($0.13)

Non-GAAP net income per common share assuming dilution — constant currency	$0.73	$0.59

Reconciliation of Non-GAAP Measures for the First Nine Months of FY11 and FY10

	01/01/11	12/26/09
Non-GAAP gross profit
GAAP gross profit	$267,708	$249,357
Restructuring costs	—	—

Non-GAAP gross profit	$267,708	$249,357

Non-GAAP S,G&A
GAAP S,G&A	$164,078	$150,459
Restructuring, deal integration and closing costs	(6,598)	(450)

Non-GAAP S,G&A	$157,480	$150,009

Non-GAAP operating expenses
GAAP operating expenses	$186,054	$170,173
Restructuring, deal integration and closing costs	(6,598)	(450)
Contingent consideration income	1,894	—

Non-GAAP operating expenses	$181,350	$169,723

Non-GAAP operating income
GAAP operating income	$81,654	$79,184
Restructuring, deal integration and closing costs	6,598	450
Contingent consideration income	(1,894)	—

Non-GAAP operating income	$86,358	$79,634

Non-GAAP income before taxes
GAAP income before taxes	$81,510	$77,382
Restructuring, deal integration and closing costs	6,598	450
Contingent consideration income	(1,894)	—

Non-GAAP income before taxes	$86,214	$77,832

Non-GAAP net income
GAAP net income	$58,992	$54,409
Restructuring, deal integration and closing costs	6,598	450
Contingent consideration income	(1,894)	—
Tax benefit associated with non-GAAP items	(1,939)	(110)

Non-GAAP net income	$61,757	$54,749

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$2.32	$2.08
Non-GAAP items after tax per common share assuming dilution	$0.11	$0.02

Non-GAAP net income per common share assuming dilution	$2.42	$2.10

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchanage rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$506,661	$476,326
Foreign currency effects	(29,788)	(30,481)

Non-GAAP revenue — constant currency	$476,873	$445,845

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and deal integration costs and contingent consideration income	$61,757	$54,749
Foreign currency effects	(12,589)	(15,711)
Income tax associated with foreign currency effects	3,576	4,798

Non-GAAP net income — constant currency	52,744	43,836

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and deal integration costs and contingent consideration income	$2.42	$2.10

Foreign currency effects after tax per common share assuming dilution	($0.35)	($0.42)

Non-GAAP net income per common share assuming dilution — constant currency	$2.07	$1.68